Registration No. 333-
==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          VIMRx PHARMACEUTICALS INC.
           (Exact name of registrant as specified in its character)


                   Delaware                                        06-1192468
(State or other jurisdiction of incorporation  (I.R.S. employer identification
               or organization)                                       no.)

            2751 Centerville Road                                    19808
                  Suite 210                                        (Zip Code)
               Little Falls II
             Wilmington, Delaware
   (Address of principal executive offices)

   Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan
                           (Full title of the plan)

                             SIDNEY TODRES, ESQ.
                         Epstain Becker & Green, P.C.
                               250 Park Avenue
                           New York, New York 10177
                   (Name and address of agent for service)

                                (212) 351-4500
        (Telephone number, including area code, of agent for service)



                       CALCULATION OF REGISTRATION FEE

Title of securtiesAmount to be  Proposed maximum   Proposed maximum   Amount of
to be registered   registered   offering price peraggregate offering reg. fee
                                    share (1)          price (1)
----------------                                                   ------------
 Common Stock,     2,311,400          $2,57           $5,940,298       $1,800
$.001 par value      shares
================ ============== ================= =============================
(1)Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), based on (I) the weighted average exercise price of $2.40 per share with respect to the 1,737,500 shares underlying options granted under the Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan (the "Plan") and (ii) $3.09 per share, the average of the high and low sale prices of the Common Stock on the Nasdaq Stock Market (Small-Cap) on November 1, 1996 with respect to the 573,900 balance of the shares reserved for issuance under the Plan.

PROSPECTUS

                            VIMRx PHARMACEUTICALS INC.

                          162,000 Shares of Common Stock
                                 ($.001 par value)

                                 -----------------


     A maximum of 162,000 shares of Common Stock, $.001 par value, of VIMRx Pharmaceuticals Inc. (the "Company") to which this Prospectus relates (the "Shares") will be sold by F. Donald Hudson and William I. Bergman (the "Selling Stockholders"), former directors and, with respect to Mr. Hudson, a former executive officer, of the Company, from time to time, or at one time, on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. The Shares were purchased by the Selling Stockholders upon exercise of stock options granted under the Company's Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan (the "Plan"). See "Selling Stockholders."

     The Common Stock is traded on The Nasdaq Stock Market (Small-Cap) under the symbol "VMRX". On November 5, 1996, the closing price of the Common Stock, as reported by The Nasdaq Stock Market, was $3 1/32 per share.

                                 -----------------

             THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                                SEE "RISK FACTORS."

                                 -----------------

           THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY THE
             SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -----------------







                 The date of this Prospectus is November 6, 1996.

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                                      1

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     No dealer,  salesman,  or any other person has been  authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.


                               AVAILABLE INFORMATION

     The  Company is subject to the  reporting  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material can also be inspected and copied at and, upon written request, copies obtained at prescribed rates from, the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, the Company files such reports, proxy statements and other information electronically with the Commission pursuant to the EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file pursuant to the EDGAR system. The address of the Commission's Web site is http:/www.sec.gov.

                        DOCUMENTS INCORPORATED BY REFERENCE

     The following documents (or portions thereof) which have heretofore been filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, respectively.

     3. The Company's definitive Proxy Statement dated May 13, 1996 for its June 20, 1996 Annual
          Meeting of Stockholders.

     4. The Company's Current Reports on Form 8-K filed on January 11, 1996, March 25, 1996, April 9, 1996, April 15, 1996, April 22, 1996, April
          30,  1996 and June 12,  1996 (as  amended  on Form 8-K/A on August 15,
          1996), respectively.

     5. The description of the Company's Common Stock contained in its Registration Statement on Form
          8-A (No. 0-19153) under "Item 1. Description of Registrant's Securities to be Registered."

All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares to which this Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from their respective dates of filing.

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




     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Chief Financial Officer of the Company, 2751 Centerville Road, Suite 210, Little Falls II, Wilmington, Delaware 19808 (telephone no.
302-998-1734).



                                    THE COMPANY


     This Prospectus contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. Such risks and uncertainties include, but are not limited to, the risk factors set forth under the caption "Risk Factors" herein.

     VIMRx Pharmaceuticals Inc. (the "Company") is engaged in developing therapeutic and related products from (i) synthetic hypericin principally for the treatment of viral and retroviral diseases and (ii) synthetic catalytic oligonucleotide compounds for other indications. The Company's principal product, VIMRxyn, is comprised of chemically synthesized hypericin and, in laboratory tests, has inhibited the infection of normal cells by human immune deficiency virus ("HIV"), the retrovirus responsible for Acquired Immune Deficiency Syndrome ("AIDS"). Hypericin is a natural compound found in plants of the genus Hypericum, commonly known as Saint John's Wort. The Company is investigating utilizing VIMRxyn as a treatment for viral and retroviral diseases, including AIDS, and as a means of inactivating HIV and other retroviruses in blood collected for transfusions under a worldwide exclusive license to commercialize and exploit synthetic hypericin compounds for enumerated purposes acquired from New York University and Yeda Research and Development Co., Ltd., an Israeli corporation engaged in the commercial exploitation of scientific developments by scientists at a Weizmann Institute of Science in Israel, (New York University and YEDA, collectively, the "Hypericin Licensors").

     The Company has not established the efficacy of VIMRxyn in human clinical trials. In 1994, the Company completed data analysis of Phase I/Phase II human clinical trials sponsored by the National Institute of Health, (the "NIH"), to determine the maximum tolerated dose and any side effects of VIMRxyn as a treatment for AIDS. The clinical trials were designed to run for 24 consecutive weeks. Other than two patients who completed 24 non-consecutive weeks of treatment, none of the remaining 25 patients enrolled in the trials completed the 24-week treatment protocol. From the data collected, the results showed a favorable pharmacological profile with no major organ or hematological toxicity, and with skin photosensitivity as the primary dose-limiting side effect. All of the patients enrolled in the trials experienced varying levels of skin photosensitivity and several experienced non-life threatening acute skin photosensitivity which required medical treatment.

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     Between January and September 1996, human clinical trials were conducted in
Thailand by a Dutch company retained by the Company under a protocol submitted with the U.S. Food and Drug Administration (the "FDA") under the Company's
existing   investigational  new  drug  application  to  identify  a  potentially efficacious lower dose of VIMRxyn, with minimal skin photosensitivity, as a treatment for AIDS. Under the trial, VIMRxyn was administered once daily for 28 days to 12 HIV-infected patients at a dosage level of 0.05 mg/kg. Such dosage was well-tolerated by the patients and did not result in untoward toxicity or skin photosensitivity and, based on the measurement criteria used, produced evidence of anti-HIV activity in 10 out of the 12 patients. The Company intends to utilize the safety and dosage data obtained from such trial to assist in the design of a protocol for a Phase II human clinical trial to test the efficacy of VIMRxyn as a treatment for AIDS. Combination therapy, which utilizes a multiple drug regimen, has become the standard for AIDS treatment, and the Phase II trial, anticipated to commence in mid-1997, will test VIMRxyn in combination with other drug products and will involve longer dosing regimens.

     Since 1995, the Company has continued to explore developing hypericin as a means of inactivating viruses and retroviruses in blood collected for transfusions, and has also conducted initial studies as to hypericin's potential antiviral effect with respect to hepatitis C virus and malignant brain glioma. In August 1996, the Company received approval from the Institutional Review Board of the University of North Dakota of its clinical protocol to test VIMRxyn as a treatment for recurrent malignant brain glioma, and in October 1996, the Company commenced a Phase I human clinical trial in which 16 patients receive oral doses of VIMRxyn; the Phase I clinical trial and data analysis thereof is anticipated to be completed by the third quarter of 1997.

     In 1995, to complement and diversify its potential hypericin-based product line, the Company acquired rights to commercialize and exploit synthetic catalytic oligonucleotide compounds for pharmaceutical and diagnostic products under a worldwide exclusive license from Ribonetics GmbH ("Ribonetics"), a German company. In laboratory tests, such synthetic catalytic oligonucleotide compounds have demonstrated the ability to modify messenger RNA molecules which trigger the production of specific disease-causing proteins, thereby blocking the production of such proteins. VIMRx provided Ribonetics with funding for research and development with respect to the rights acquired through 1995 and acquired Ribonetics in May 1996. In 1995, VIMRx acquired control of CambES, Ltd., a Delaware corporation with facilities in the United Kingdom, whose sole asset is technology relating to the development of transgenic cell and animal based disease models for use by the pharmaceutical and bionutrition industries.

     VIMRx is in the development stage, has earned no revenues from operations and has incurred a cumulative loss of $28,412,689 from its inception through June 30, 1996 in its research and development activities and in conducting its operations.


     The Company's executive offices are located at 2751 Centerville Road, Suite 210, Little Falls II, Wilmington, Delaware 19808 (telephone no. 302-998-1734)


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                                 RISK FACTORS

     An investment in the Shares involves a high degree of risk. Prospective investors should give careful consideration, among other items, to the following factors:

     1. Development Stage Company; Accumulated Deficit. The Company is in the development stage and has not realized any operating revenues. From commencement of its operations in January 1987 through June 30, 1996, the Company incurred a cumulative loss of $28,412,689 in funding its research and development programs and in conducting its operations. Potential investors should be aware of the problems, delays, expense and difficulties encountered by any company in the development stage, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems and additional costs relating to development, testing, regulatory compliance, production, marketing and competition. The Company expects to continue to incur losses for the foreseeable future and there can be no assurance that the Company will successfully complete the transition from a development stage company to profitability.

     2. Dependence on Hypericin. VIMRx's development efforts relate principally to hypericin and structurally related compounds (analogues) and potential applications thereof. Although the Company is currently also exploring non-hypericin products for the treatment of viral and retroviral diseases and proliferative disorders, most of the Company's resources currently are focused on investigating hypericin as a treatment for AIDS and AIDS-related conditions and as a means of inactivating HIV and other retroviruses and viruses in blood collected for transfusions and as a treatment for hepatitis C and malignant brain glioma, and the Company's success depends upon the success of these efforts, as to which there can be no assurance. VIMRx's data analysis of the Phase I/Phase II human clinical trials sponsored by the NIH to determine the maximum tolerated dose and any side effects of hypericin as a treatment of AIDS resulted in a favorable pharmacological profile with no major organ toxicity, although acute skin photosensitivity was experienced by a number of patients. Based on the results of a trial conducted in Thailand in which a lower dosage of VIMRxyn was utilized producing no untoward skin photosensitivity and evidence of anti-HIV activity, the Company intends to design a protocol for a Phase II human clinical trial to determine the efficacy of VIMRxyn as a treatment for AIDS. The Phase II trial, anticipated to commence in mid-1997, will involve longer dosing regimens and will test VIMRxyn in combination with other drug products. There can be no assurance that the Phase II clinical trial will prove successful, or that a more effective and/or less costly treatments for AIDS and AIDS-related conditions and of means of inactivating HIV and other retroviruses and viruses in blood collected for transfusions, and of treatments for hepatitis C and malignant brain glioma will not be developed by others.

     3. No Assurance of Success of Non-Hypericin Products. To complement and diversify its potential hypericin-based product line, VIMRx has initiated investigating a number of non-hypericin products for the treatment of viral and retroviral diseases and proliferative disorders. Research and development in these areas are in early stages, and there can be no assurance that any of the Company's potential non-hypericin products will be successful.

     4. Government Regulation. The manufacturing and marketing of therapeutic products is subject to extensive regulation by the FDA, as well as by state and foreign authorities. Prior to the release of hypericin for marketing as a therapeutic product or agent, its tolerance, safety and efficacy as a treatment must be established in human clinical trials and approval of a new drug application ("NDA") obtained and, prior to its commercialization as a means of inactivating HIV and other retroviruses and viruses in blood collected for transfusions, a product license application or an NDA must be obtained. These are long-term and costly processes as to the successful completion of which there can be no assurance. Non-hypericin products for the treatment of viral and retroviral diseases and proliferative disorders are also subject to extensive government regulation.






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     5.  Limited  Personnel  --  Reliance  on Third  Parties.  VIMRx  has  eight full-time U.S. employees and sixteen full-time non-U.S. employees, and is substantially dependent upon third parties, with all of the risks attendant thereto, to develop additional applications for hypericin, to manufacture hypericin for its needs, including its requirements for the human clinical trials, and to develop and produce the therapeutic formulations of hypericin for use in such clinical trials. VIMRx is also dependent upon third parties for the development of non-hypericin products.


     6. Competition. Competition to develop new therapeutics is extremely intense and the search for a treatment for AIDS is one of the highest priority projects throughout the world. Among the entities engaged in AIDS research are governmental agencies and major pharmaceutical, chemical and biotechnology firms with extensive financial resources, research and development staffs and manufacturing and marketing capabilities. The discovery of a cure or preventative for AIDS may render the Company's hypericin program for treating AIDS obsolete or non-competitive. Even if the Company obtains FDA approval for the marketing of hypericin for the treatment of AIDS, the Company has no experience in marketing therapeutics and therefore may be at a competitive disadvantage with respect to existing or subsequently developed products that are approved for marketing. In addition, impure forms of hypericin derived from plant extracts are being used as lay treatments for a variety of disorders, including AIDS. The Company is similarly subject to substantial competition from pharmaceutical, chemical and biotechnology firms in the attempt to develop a means of inactivating HIV and other retroviruses and viruses in blood collected for transfusions and with respect to its development of non- hypericin products.

     7. Patents and Licenses. Although VIMRx has been granted an exclusive license for the worldwide rights to hypericin for viral and retroviral applications by the Hypericin Licensors (which have been granted five U.S.
patents for anti-viral and anti-retroviral applications and manufacturing processes), there can be no assurance that such patents, or pending patents if issued, will provide adequate protection in the event hypericin proves efficacious as a treatment for AIDS or as a means of inactivating HIV and other retroviruses and viruses in blood collected for transfusions, or as treatments for hepatitis C or malignant brain glioma. Infringement claims may be asserted against VIMRx and/or the Hypericin Licensors against which VIMRx has agreed to indemnify the Hypericin Licensors and which, if affirmed, might require VIMRx to acquire licenses from others. There can be no assurance that such licenses, if required, could be obtained on terms satisfactory to the Company. In addition, the exclusive license granted to the Company is subject to cancellation in the event VIMRx does not comply with its terms and conditions. Further, the utilization of hypericin as a therapeutic agent for certain other applications, such as dermatological disorders (with which VIMRx is currently not involved but may be in the future) is not covered by the Company's exclusive license and, accordingly, such applications may be exploited by others. The Company is also aware of patents in the United States and Europe and related pending patent applications in other countries held by an unaffiliated third party with substantially greater resources than the Company which may be infringed by the Company's synthetic catalytic oligonucleotide compounds, in which event a license from such third party would be required. There can be no assurance that the Company would be able to attain such license on reasonable terms, if at all, which would materially adversely affect the Company's synthetic catalytic oligonucleotide compound activities.

     8. Absence of Product Liability Insurance Coverage. The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others and such claims may be asserted against the Company. The Company does not maintain product liability insurance coverage other than a $2,000,000 product/professional liability policy applicable only to its human clinical trials, and although it will attempt to obtain such coverage prior to marketing any product, there can be no assurance it will be able to obtain such insurance at a reasonable cost or in an amount sufficient to cover all possible liabilities. In the event of a successful product liability suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company. Further, VIMRx is required under its license agreement with the Licensors to have $5,000,000 of product liability insurance coverage naming the Licensors as additional insureds prior to marketing hypericin (or an indemnity to the Licensors by an entity satisfactory to the Licensors).



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     9.   No Cash Dividends.  The Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future.


                             SELLING STOCKHOLDERS


     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders prior to and after this offering, assuming all of the Shares being offered are sold:



                                                                After Offering
                                                 -----------------------------
       Name          Shares Owned          Shares                    Percent of
                Prior to Offering    Being Offered     Shares Owned Outstanding
F. Donald Hudson        150,000           150,000              0         0%
William I. Bergman      12,000             12,000              0         0%

     Messrs. Hudson and Bergman acquired the Shares set forth opposite their names on December 21, 1995 and October 3, 1996, respectively, at $.4375 and $1.16 per share, respectively, upon exercise of stock options granted under the Plan. Mr. Hudson served as President and Chief Executive Officer of the Company from December 16, 1994 until August 31, 1995, and as a director of the Company from May 1989 until August 31, 1995. Mr. Bergman served as a director of the Company from October 1991 to June 20, 1996.


                             PLAN OF DISTRIBUTION

     All sales of Shares by the Selling Stockholders will be made from time to time, or at one time, on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof.

     The cost of registering the Shares under the Securities Act of 1993, as amended (the "Securities Act"), estimated at $12,000, will be paid by the Company.

     The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Furthermore, any broker or dealer participating in any distribution of the Shares will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Shares from or through such broker or dealer.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.






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                                LEGAL MATTERS

     The validity of the Shares offered hereby is being passed upon for the Company by Epstein Becker & Green, P.C., New York, New York.




                                   EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents (or portions thereof) which have heretofore been filed by VIMRx Pharmaceuticals Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, respectively, (iii) the Registrant's definitive Proxy Statement dated May 13, 1996 for its Annual Meeting of Stockholders held on June 20, 1996; (iv) the Registrant's Current Reports on Form 8-K filed on January 11, 1996, March 25, 1996, April 9, 1996, April 15, 1996, April 22, 1996, April 30, 1996 and June 12,
1996 (as amended on Form 8-K/A on August 15, 1996), respectively, and (v) the description of the Registrant's Common Stock, $.001 par value ("Common Stock"), contained in the Registration Statement on Form 8-A (No. 0-19153) under "Item 1. Description of Registrant's Securities to be Registered." All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of the filings.


Item 4.  Description of Securities.

          Not applicable.


Item 5.  Interests of Named Experts and Counsel.

          Not applicable.


Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation and Article VII,
Section 6 of the Registrant's By-Laws, as amended, provide for indemnification of the Registrant's directors, officers, agents and employees to the fullest extent permissible under applicable law.


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                                      9

Item 7.  Exemption from Registration Claimed.

          The Shares to be reoffered by the Selling Stockholders pursuant to this Registration Statement were issued by the Registrant to the Selling Stockholders upon the Selling Stockholders' respective exercises of stock options under the Plan. Such issuances were exempt from the registration requirements of the Securities Act under Section 4(2) thereof.


Item 8.  Exhibits.

          The following are filed as exhibits to this Registration Statement:

 Exhibit
   No.                                   Description
    5         - Opinion of Epstein Becker & Green, P.C.
  10.11 - Copy of the Registrant's Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan (as amended July 15, 1991, August 31, 1995 and May 13, 1996)
  23(a)       - Consent of Richard A. Eisner & Company, LLP.
  23(b)       - Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).
   24         - Power of Attorney (included in signature page of this
                    Registration Statement).

Item 9.   Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


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                                      10

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Restated Certificate of Incorporation or By-Laws, as amended, or the provisions of the Florida 1989 Business Corporation Act or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                       POWER OF ATTORNEY TO SIGN AMENDMENTS

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard L. Dunning and Francis
M. O'Connell, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                    SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 1st day of November, 1996.

                                        VIMRx PHARMACEUTICALS INC.

                                        By:   /s/  Richard L. Dunning_________
                                          President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                             Title                      Date
---------                             -----                      ----
 /s/ Richard L. Dunning               President and Chief ExecutiNovember 1,1996
--------------------------------------         -   -     -
Richard L. Dunning                    Officer (Principal Executive
                                      Officer)
 /s/ Donald G. Drapkin                Chairman of the Board and  November 1,1996
----------------------
Donald G. Drapkin                     Director

 /s/ Francis M. O'Connell             Chief Financial Officer(PriNovember 1,1996
--------------------------------------     -         -
Francis M. O'Connell                  Financial and Accounting
                                      Officer)
 /s/ Laurence D. Fink                 Director                   November 1,1996
--------------------------------------        -------------------
Laurence D. Fink

 /s/ Jerome Groopman, M.D.            Director                   November 1,1996
--------------------------------------        -------------------
Jerome Groopman, M.D.


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





 /s/ Linda G. Robinson                Director                November 1, 1996
--------------------------------------        -------------------
Linda G. Robinson
 /s/ Lindsay A. Rosenwald, M.D.       Director                 November 1, 1996
--------------------------------------        -------------------        -  -
Lindsay A. Rosenwald, M.D.

 /s/ Eric A. Rose, M.D.               Director                 November 1, 1996
--------------------------------------        -------------------
Eric A. Rose, M.D.

 /s/ Michael Weine , M.D.             Director                November 1, 1996
--------------------------------------        -------------------
Michael Weiner, M.D.



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



                                 INDEX TO EXHIBITS


    Exhibit                                                           Page
      No.                            Description                      Number
       5        Opinion of Epstein Becker & Green, P.C.                     15

     10.11 Copy of the Registrant's Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan (as amended July 15, 1991, August
                31, 1995 and May 13, 1996)                                  16


     23(a)      Consent of Richard A. Eisner & Company, LLP                 29


     23(b)      Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

      24 Power of Attorney (included in signature page of this Registration
                Statement).


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                                      14

                                                                     EXHIBIT 5



                                  (212) 351-4735


                                 November 4, 1996




The Board of Directors of
VIMRx Pharmaceuticals,  Inc.
2751 Centerville Road, Suite 210
Little Falls II
Wilmington, DE 19808


          Re:  Amended and Restated 1990 Incentive and Non-Incentive Stock
                         Option Plan

Gentlemen:

          We have acted as counsel to VIMRx Pharmaceuticals Inc. (the "Company") in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 2,311,400 shares (the "Shares") of the Company's authorized shares of Common Stock, $.001 par value, consisting of 2,149,400 Shares (the "Unissued Shares") issuable upon exercise of options granted or to be granted under the Company's Amended and Restated 1990 Incentive and Non-Incentive Stock Option Plan (the "Plan"), and 162,000 Shares issued upon exercise of stock options granted under the Plan (the "Issued Shares").

          As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

          On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and that the Issued Shares are, and the Unissued Shares, when issued upon due and valid exercise of options granted under the Plan will be, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                        Very truly yours,

                                        EPSTEIN BECKER & GREEN, P.C.


                                        By: /s/ Sidney Todres
                                             Sidney Todres

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



                             AMENDED AND RESTATED

                       1990 INCENTIVE AND NON-INCENTIVE

                               STOCK OPTION PLAN

                                      OF

                          VIMRx PHARMACEUTICALS INC.

         (AS AMENDED JULY 15, 1991, AUGUST 31, 1995 AND MAY 13, 1996)


     1.   Purpose of Plan.

          The purpose of this Incentive and Non-Incentive Stock Option Plan ("Plan") is to further the growth and development of VIMRx Pharmaceuticals Inc. ("Company") and any subsidiaries thereof by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

     2.   Stock Subject to the Plan.

          An aggregate of 2,400,000 shares of the Company's Common Stock, $.001 par value ("Common Stock") subject, however, to adjustment or change pursuant to paragraph 12 hereof, shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan ("Options"). Such shares may be, in whole or in part, as the Stock Option Plan Committee ("Committee") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an Option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares covered thereby shall again be available for purposes of the Plan.

     3.   Administration.

          (a) The Board of Directors shall appoint the Committee from among its members. Such Committee shall be composed of two or more Directors who shall be "disinterested persons" as defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended and "outside directors" as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Such Committee shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of Options thereunder as are set forth in subparagraph 3(b) hereof as the Board of Directors shall confer and delegate. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge such Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. Any action may be taken without a meeting by written consent of all the members of the Committee. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

          (b) The Committee shall administer the Plan and, subject to the provisions of the Plan, shall have sole authority in its discretion to determine the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be subject to each such Option and whether all or any portion of such Options shall be incentive stock options ("Incentive Options") qualifying under Section 422A of the Code or stock options which do not so qualify ("Non-Incentive Options"). Both Incentive Options and Non-Incentive Options may be granted to the same person at the same time provided each type of Option is clearly designated.


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                                      16

In making such determinations, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion may deem relevant. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating thereto, to determine the terms and provisions of the respective Option Agreements, which shall be substantially in the forms attached hereto as Exhibit A and Exhibit B, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive and not subject to review.

     4.   Eligibility for Receipt of Options.

          (a) Incentive Options. Incentive Options may be granted only to employees (including officers) of the Company and/or any of its subsidiaries. A director of the Company or any subsidiary who is not an employee of the Company or of one of its subsidiaries is not eligible to receive Incentive Options under the Plan. Further, Incentive Options may not be granted to any person who, at the time the Incentive Option is granted, owns (or is considered as owning within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (10% Owner), unless at the time the Incentive Option is granted to the 10% Owner, the option price is at least 110% of the fair market value of the Common Stock subject thereto and such Incentive Option by its terms is not exercisable subsequent to five years from the date of grant.

          (b) Non-Incentive Options. Non-Incentive Options may be granted to any employees (including employees who have been granted Incentive Options), directors, consultants, agents, independent contractors and other persons whom the Board of Directors (or Committee) determines will contribute to the Company's success.

          (c) The maximum number of shares that may be subject to options under this Plan granted during any calendar year to any executive officer of the Company is 800,000 shares.

     5.   Option Price.

          The purchase price of the shares of Common Stock under each Option shall be determined by the Committee, which determination shall be conclusive and not subject to review, but in no event shall the purchase price be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options (110% of fair market value in the case of Incentive Options granted to a 10% Owner) and 50% of the fair market value of the Common Stock on the date of the grant in the case of Non-Incentive Options.

          In determining fair market value, the Committee shall consider the closing price of the Common Stock on the date the Option is granted (if such Common Stock is listed on a national securities exchange), the representative closing bid price in the over-the-counter market as reported by NASDAQ or as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if a public market exists for such Common Stock and such Common Stock is not listed on such an exchange) and such other factors as the Committee shall deem appropriate.

          For purposes of the Plan, the date of grant of an Option shall be the date on which the Committee shall by resolution duly authorize such Option.

     6.   Term of Options.

          (a) Incentive Options. The term of each Incentive Option shall be five years from the date of grant thereof, subject to earlier termination as herein provided.

          (b) Non-Incentive Options. The term of each Non-Incentive Option shall be such number of years as the Committee shall determine, subject to earlier termination as herein provided, but in no event more than ten years from the date such Non-Incentive Option is granted.

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                                      17

     7.   Exercise of Options.

          (a) No Incentive Option granted under the Plan shall be exercisable until at least one year from the date of grant. Thereafter, each Incentive Option shall be exercisable as follows: at the end of one year from the date of grant, up to 25% of the total shares subject to such Option; at the end of two years from the date of grant, up to 50%; at the end of three years from the date of grant, up to 75%; at the end of four years from the date of grant and until termination of the Incentive Option, up to 100%. The aggregate fair market value (determined as of the time an Incentive Option is granted) of the shares of the Company's Common Stock purchasable thereunder exercisable for the first time by an employee during any calendar year may not exceed $100,000.

          (b) Each Non-Incentive Option shall be exercisable to the extent determined by the Committee, but in no event shall a Non-Incentive Option be exercisable until at least six months from the date of grant.

          (c) An Option may not be exercised for fractional shares of the Company's Common Stock.

          (d) Except as provided in paragraphs 9, 10 and 11 hereof, no Option shall be exercisable unless the holder thereof shall have been an employee, director, consultant, agent, independent contractor or other person employed by or engaged in performing services for the Company and/or a subsidiary continuously from the date of grant to the date of exercise.

          (e) The exercise of an Option shall be contingent upon receipt from the holder thereof of a written representation that at the time of such exercise it is the optionee's then present intention to acquire the Option shares for investment and not with a view to the distribution or resale thereof (unless a Registration Statement covering the shares purchasable upon exercise of the Options shall have been declared effective by the Securities and Exchange Commission) and upon receipt by the Company of cash, or a check to its order, for the full purchase price of such shares.

          (f) The holder of an Option shall have none of the rights of a stockholder with respect to the shares purchasable upon exercise of the Option until a certificate for such shares shall have been issued to the holder upon due exercise of the Option.

          (g) The proceeds received by the Company upon exercise of an Option shall be added to the Company's working capital and be available for general corporate purposes.

     8.   Non-Transferability of Options.

          No Option granted pursuant to the Plan shall be transferable otherwise than by will or the laws of descent or distribution and an Option may be exercised during the lifetime of the holder only by such holder.

     9.   Termination of Employment or Engagement.

          In the event the employment of the holder of an Option shall be terminated by the Company or a subsidiary for any reason other than by reason of death or disability, or the engagement of a non-employee holder of a Non-Incentive Option shall be terminated by the Company or a subsidiary for any reason, such holder may, within three months from the date of such termination, exercise such Option to the extent such Option was exercisable by such holder at the date of such termination. Notwithstanding the foregoing, no Option may be exercised subsequent to the date of its expiration. Absence on leave approved by the employer corporation shall not be considered an interruption of employment for any purpose under the Plan.

          Nothing in the Plan or in any Option Agreement granted hereunder shall confer upon any Optionholder any right to continue in the employ of the Company or any subsidiary or obligate the Company or any subsidiary to continue the engagement of any Optionholder or interfere in any way with the right of the Company or any such subsidiary to terminate such Optionholder's employment or engagement at any time.

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



     10.  Disability of Holder of Option.

          If the employment of the holder of an Option shall be terminated by reason of such holder's disability, such holder may, within twelve months from the date of such termination, exercise such option to the extent such Option was exercisable by such holder at the date of such termination. Notwithstanding the fore going, no Option may be exercised subsequent to the date of its expiration.

     11.  Death of Holder of Option.

          If the holder of any Option shall die while in the employ of, or while performing services for, the Company or one or more of its subsidiaries (or within six months following termination of employment due to disability), the Option theretofore granted to such person may be exercised, but only to the extent such Option was exercisable by the holder at the date of death (or, with respect to employees, the date of termination of employment due to disability) by the legatee or legatees of such person under such person's Last Will, or by such person's personal representative or distributees, within twelve months from the date of death but in no event subsequent to the expiration date of the Option.

     12.  Adjustments Upon Changes in Capitalization.

          If at any time after the date of grant of an Option, the Company shall by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by such Option and the price per share thereof shall be proportionately adjusted for any such change by the Committee whose determination thereon shall be conclusive. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of Options theretofore granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Committee shall have the discretion to provide at the time of granting any Option hereunder that in the event the Plan and Options then outstanding shall terminate upon the effective date of any of the transactions described in the foregoing sentence, the vesting of the then unexercisable portion of such holder's Option shall be accelerated, in whole or in part as determined by the Committee, so that such holder prior to the consummation of the transaction shall be entitled to exercise such Option (to the extent thereby exercisable) prior to consummation of such transaction. In the event that a fraction of a share results from an adjustment pursuant to this paragraph 12, said fraction shall be eliminated and the price per share of the remaining shares subject to the Option adjusted accordingly.

     13.  Vesting of Rights Under Options.

          Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Committee, the Board of Directors or the stockholders of the Company shall constitute the vesting of any rights under any Option. The vesting of such rights shall take place only when a written Option Agreement, substan tially in the form of the Incentive Stock Option Agreement attached hereto as Exhibit A or the Non-Incentive Stock Option Agreement attached hereto as Exhibit B, shall be duly executed and delivered by and on behalf of the Company and the person to whom the Option shall be granted.

     14.  Termination and Amendment.


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          The Plan, which was adopted by the Board of Directors on July 10, 1990 and approved by the shareholders of the Company, shall terminate on July 9, 2000 and no Option shall be granted under the Plan after such date. The Board of Directors may at any time prior to such date terminate the Plan or make such modifica tions or amendments thereto as it shall deem advisable provided, however, that

     (i) no change shall be made in the aggregate number of shares subject to the Plan or the number of shares which may be optioned to any employee;

     (ii) no termination, modification or amendment shall adversely affect the rights of a holder of an Option previously granted under the Plan;

    (iii) no material modification shall be made to the requirements of eligibility for participation in the Plan; and

     (iv) no material increase shall be made in the benefits accruing to participants under the Plan.

     15.  Lock-Up.

          To the extent requested by the managing underwriter in respect of a proposed offering of securities of the Company, the holder of any securities, or options to purchase securities, of the Company shall refrain from selling or offering to sell any securities of the Company within 180 days after the effective date of the registration statement covering such securities of the Company, or such lesser period as may be requested by the managing underwriter, provided that at the time of such request the shares of Common Stock of the Company issued to such holder upon exercise of any option granted pursuant to the Plan or otherwise and then held by such holder and those shares then currently issuable to such holder upon exercise of any option granted pursuant to the Plan or otherwise exceed in the aggregate 50,000 shares.

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                                                                     EXHIBIT A

                          VIMRx PHARMACEUTICALS INC.

                       INCENTIVE STOCK OPTION AGREEMENT

                            ----------------------

To:

          We are pleased to notify you that by the determination of the Incentive and Non-Incentive Stock Option Plan Committee (hereinafter called the "Committee") an incentive stock option to purchase shares of the Common Stock of VIMRx Pharmaceuticals Inc. (herein called the "Company") at a price of $ per share has this day of been granted to you under the Company's 1990 Incentive and Non-Incentive Stock Option Plan (herein called the "Plan"). This option may be exercised only upon the terms and conditions set forth below.


          1.    Purpose of Option.

          The purpose of the Plan under which this incentive stock option has been granted is to further the growth and development of the Company and its subsidiaries by encouraging key employees, directors, consultants, agents, independent contractors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company, and affording the Company a means of attracting to its service persons of outstanding ability.


          2.   Acceptance of Option Agreement.

          Your execution of this incentive stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 4 hereof.


          3.   When Option May Be Exercised.

          (a) The option granted you hereunder may not be exercised for a period of one year from the date of its grant by the Committee as set forth above. Thereafter, this option shall be exercisable as follows:

               (i) at the end of one year from the date of grant, up to 25% of the total shares subject to the option;

               (ii) at the end of the second year from the date of grant, up to 50%;

               (iii) at the end of the third year from the date of grant, up to 75%;

               (iv)      at the end of the fourth year from the date of grant,
                          up to 100%.

This option may not be exercised for less than ten shares at any one time (or the remaining shares then purchasable if less than ten) and expires at the end of five years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6 or 7 hereof.


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          4.   How Option May Be Exercised.

          This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the option. The notice must state the number of shares of Common Stock as to which your option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission) and must be accompanied by cash or a check to the order of the Company for the full purchase price of the shares being purchased.

          If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of this option, the submission to the Company of appropriate proof of the right of such person or persons to exercise this option.

          Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certification for such shares, you or such other person as may be entitled to exercise this option shall have none of the rights of a stockholder with respect to shares subject to this option.


          5.   Termination of Employment.

          If your employment with the Company (or a subsidiary thereof) is terminated for any reason other than by death or disability, you may exercise, within three months from the date of such termination, that portion of the option which was exercisable by you at the date of such termination, provided, however, that such exercise occurs within five years from the date this option was granted to you.


          6.   Disability.

          If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability, you may exercise, within twelve months from the date of such termination, that portion of this option which was exercisable by you at the date of such termination, provided, however, that such exercise occurs within five years from the date this option was granted to you.


          7.   Death.

          If you die while employed by the Company (or a subsidiary thereof) or within six months after termination of your employment due to disability, that portion of this option which was exercisable by you at the date of your death may be exercised by your legatee or legatees under your Will, or by your personal representatives or distributees, within twelve months from the date of your death, but in no event after five years from the date this option was granted to you.


          8.   Non-Transferability of Option.

          This option shall not be transferable except by Will or the laws of descent and distribution, and may be exercised during your lifetime only by you.



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          9.   Adjustments upon Changes in Capitalization.

          If at any time after the date of grant of this option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Committee, whose determination shall be conclusive. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this option shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the assumption of this option, or the substitution for this option of an option covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and purchase price, in which event this option shall continue in the manner and under the terms set forth herein. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.


     10.  Lock-Up.

          To the extent requested by the managing underwriter in respect of a proposed offering of securities of the Company, you shall refrain from selling or offering to sell any securities of the Company within 180 days after the effective date of the registration statement covering such securites of the Company, or such lesser period as may be so requested by the managing underwriter, provided that at the time of such request the shares of Common Stock of the Company issued upon exercise of this option or any other option and then held by you and those shares then currently issuable to you upon exercise of this option or any other option exceed in the aggregate 50,000 shares.




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                                      23

          11.  Subject to Terms of the Plan.

          This incentive stock option agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be conclusive.

                              Sincerely yours,

                              VIMRx PHARMACEUTICALS INC.



                              By:
                                 President


Agreed to and accepted this
      day of          , 199 .



Signature of Optionee

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



                                    EXHIBIT B

                          VIMRx PHARMACEUTICALS INC.

                     NON-INCENTIVE STOCK OPTION AGREEMENT

                    ---------------------------------------

To:

          We are pleased to notify you that by the determination of the Incentive and Non-Incentive Stock Option Plan Committee (herein called the "Committee") a non-incentive stock option to purchase shares of the Common Stock of VIMRx Pharmaceuticals Inc. (herein called the "Company") at a price of $ per share has this day of been granted to you under the Company's 1990 Incentive and Non-Incentive Stock Option Plan (herein called the "Plan"). This option may be exercised only upon the terms and conditions set forth below.


          1.   Purpose of Option.

          The purpose of the Plan under which this non-incentive stock option has been granted is to further the growth and development of the Company and its subsidiaries by encouraging key employees, directors, consultants, agents, independent contractors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company, and affording the Company a means of attracting to its service persons of outstanding ability.


          2.   Acceptance of Option Agreement.

          Your execution of this non-incentive stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in paragraph 4 hereof.


          3.   When Option May Be Exercised.

          The option granted you hereunder shall be exercisable as follows: [set forth terms and expiration date of Option, but in no event shall the Option be exercisable until at least six months from the date of grant].

          This option may not be exercised for less than ten shares at any one time (or the remaining shares then purchasable if less than ten) and expires at the end of five years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6 or 7 hereof.


          4.   How Option May Be Exercised.

          This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the option. The notice must state the number of shares of Common Stock as to which your option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the shares purchased has been declared effective

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                                      1
by the Securities and Exchange Commission) and must be accompanied by cash or a check to the order of the Company for the full purchase price of the shares being purchased, plus such amount, if any, as is required for withholding taxes.

          If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of this option, the submission to the Company of appropriate proof of the right of such person or persons to exercise this option.

          Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option shall have none of the rights of a stockholder with respect to shares subject to this option.


          5.   Termination of Employment or Engagement.

          If your employment with the Company (or a subsidiary thereof) is terminated for any reason other than by death or disability, or if a non-employee your engagement by the Company (or a subsidiary) is terminated for any reason, you may exercise, within three months from the date of such termination, that portion of this option which was exercisable by you at the date of such termination, provided, however, that such exercise occurs prior to the expiration date of this option set forth in paragraph 3 hereof.


          6.   Disability.

          If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability, you may exercise, within twelve months from the date of such termination, that portion of this option which was exercisable by you at the date of such termination, provided, however, that such exercise occurs prior to the expiration date of this option set forth in paragraph 3 hereof.


          7.   Death.

          If you die while employed by the Company (or a subsidiary thereof) or within six months after termination of your employment due to disability, that portion of this option which was exercisable by you at the date of your death may be exercised by your legatee or legatees under your Will, or by your personal representatives or distributees, within twelve months from the date of your death, but in no event after the expiration date of this option.


          8.   Non-Transferability of Option.

          This option shall not be transferable except by Will or the laws of descent and distribution, and may be exercised during your lifetime only by you.


          9.   Adjustments upon Changes in Capitalization.

          If at any time after the date of grant of this option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the

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                                      26
number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Committee, whose determination shall be conclusive. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this option shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the assumption of this option, or the substitution for this option of an option covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and purchase price, in which event this option shall continue in the manner and under the terms set forth herein. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.


     10.  Lock-Up.

          To the extent requested by the managing underwriter in respect of a proposed offering of securities of the Company, you shall refrain from selling or offering to sell any securities of the Company within 180 days after the effective date of the registration statement covering such securites of the Company, or such lesser period as may be so requested by the managing underwriter, provided that at the time of such request the shares of Common Stock of the Company issued upon exercise of this option or any other option and then held by you and those shares then currently issuable to you upon exercise of this option or any other option exceed in the aggregate 50,000 shares.


          11.  Subject to Terms of the Plan.

          This non-incentive stock option agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be conclusive.

          12.  Tax Status.

          This option does not qualify as an "incentive stock option" under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended, and the income tax implications

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                                      27
of your receipt of a non-incentive stock option and your exercise of such an option should be discussed with your tax counsel.

                              Sincerely yours,

                              VIMRx PHARMACEUTICALS INC.


                              By:
                                  President


Agreed to and accepted this
     day of          , 199 .



Signature of Optionee



AGD00AA3




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EXHIBIT 23(a)






                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement on Form S-8 of VIMRx Pharmaceuticals Inc. and subsidiaries (the "Company") of our report dated January 3, 1996 (with respect to the last paragraph of Note 3[b], January 26, 1996 and with respect to Note 10 [b], February 2, 1996) relating to the consolidated balance sheets of the Company as of December 31, 1995 and December 31, 1994 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995 and the amounts for such years included in the period December 30, 1986 (inception) to December 31, 1995, included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


RICHARD A. EISNER & COMPANY, LLP

New York, New York
November 1, 1996



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